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                                                                    EXHIBIT 5(i)

                            SUB-ADVISORY AGREEMENT

     THIS AGREEMENT is made as of the _____ day of __________________, 1998 by and among SECURITY CAPITAL GLOBAL CAPITAL MANAGEMENT GROUP INCORPORATED, a Delaware corporation (the "Adviser"), and SECURITY CAPITAL GLOBAL CAPITAL MANAGEMENT GROUP (ASIA) INCORPORATED, a Delaware corporation (the "Sub-Adviser").

     WHEREAS, the Adviser is the investment adviser to Security Capital Real Estate Mutual Funds Incorporated ("Fund"), which is an open-end, management investment company with non-diversified investment portfolios, registered under the Investment Company Act of 1940, as amended (the 1940 Act"); and

     WHEREAS, the Adviser wishes to retain the Sub-Adviser for purposes of rendering advisory services to Security Capital Asia/Pacific Real Estate Shares ("SC-ASIA") and the Adviser in connection with the Adviser's responsibilities to the Fund on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1.   APPOINTMENT OF SUB-ADVISER

     The Fund hereby appoints the Sub-Adviser to act as SC-ASIA's Sub-Adviser under the supervision of the Adviser and the Fund's Board of Directors, and the Sub-Adviser hereby accepts such appointment, subject to the terms and conditions contained herein.

     2.   DUTIES OF SUB-ADVISER

     In carrying out its obligations under Section 1 hereof and under the supervision of the Adviser and the Fund's Board of Directors, the Sub-Adviser shall:

          (a) provide SC-ASIA with such executive, administrative and clerical services as are deemed advisable by the Adviser and the Fund's Board of Directors;

          (b) determine which issuers and securities shall be represented in SC-ASIA's portfolio in accordance with the SC-ASIA's investment objectives and policies and regularly report thereon to Adviser and the Fund's Board of Directors;
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          (c) formulate and implement continuing programs for the purchases and sales of the securities of such issuers for SC-ASIA's portfolio in accordance with SC-ASIA's investment objectives and policies and regularly report thereon to the Adviser and the Fund's Board of Directors;

          (d) take, on behalf of SC-ASIA, all actions which appear to SC-ASIA to be necessary to carry into effect such purchase and sale programs as aforesaid, including the placing of orders for the purchase and sale of securities of SC-ASIA;

          (e) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or SC-ASIA, and whether concerning the individual issuers whose securities are included in SC-ASIA's portfolio or the activities in which they engage, or with respect to securities which the Adviser considers desirable for inclusion in the SC-ASIA's portfolio; and

          (f) provide recommendations, in accordance with procedures and methods established by the Fund's Board of Directors, of the fair value of securities held by
     SC-ASIA for which market quotations are not readily available for purposes of facilitating the calculation of SC-ASIA's net asset value.

     3.   BROKER-DEALER RELATIONSHIPS

     In circumstances when the Sub-Adviser is responsible for decisions to buy and sell securities for SC-ASIA, broker-dealer selection, and negotiation of its brokerage commission rates, the Sub-Adviser's primary consideration in effecting a security transaction will be execution of orders at the most favorable price on an overall basis. In performing this function, the Sub-Adviser shall comply with applicable policies established by the Board of Directors and shall provide the Adviser and the Board of Directors with such reports as the Adviser and the Board of Directors may require in order to monitor SC-ASIA's portfolio transaction activities. In selecting a broker-dealer to execute each particular transaction, the Sub-Adviser will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of SC-ASIA on a continuing basis. Accordingly, the price to SC-ASIA in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Directors may determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused SC-ASIA to pay a broker-dealer that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-

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Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to SC-ASIA. The Sub-Adviser is further authorized to allocate the orders placed by it on behalf of SC-ASIA to such broker-dealers who also provide research or statistical material or other services to SC-ASIA or the Sub-Adviser. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine and the Sub-Adviser will report on said allocation regularly to the Adviser and Board of Directors of the Fund, indicating the brokers to whom such allocations have been made and the basis therefor.

     Consistent with the Conduct Rules of the National Association of Securities Dealers, Inc., and subject to seeking the most favorable price and execution available and such other policies as the Board of Directors may determine, the Sub-Adviser may consider services in connection with the sale of shares of SC-ASIA as a factor in the selection of broker-dealers to execute portfolio transactions for SC-ASIA. Subject to the policies established by the Board of Directors and the supervision of the Adviser, and in compliance with applicable law, the Adviser may direct Security Capital Markets Group Incorporated ("SCMG") to execute portfolio transactions for SC-ASIA on an agency basis. The commissions paid to SCMG must be, as required by Rule 17e-1 under the 1940 Act, "reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities during a comparable period of time." If the purchase or sale of securities consistent with the investment policies of SC-ASIA or one or more other accounts of the Sub-Adviser is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Sub-Adviser. SCMG and the Sub-Adviser may combine such transactions, in accordance with applicable laws and regulations, in order to obtain the best net price and most favorable execution.

     SC-ASIA will not deal with the Sub-Adviser, the Adviser or SCMG in any transaction in which the Sub-Adviser or SCMG acts as a principal with respect to any part of SC-ASIA's order. If SCMG is participating in an underwriting or selling group, SC-ASIA may not buy portfolio securities from the group except in accordance with policies established by the Board of Directors in compliance with rules of the Securities and Exchange Commission.

     4.   CONTROL BY FUND'S BOARD OF DIRECTORS

     Any recommendations concerning SC-ASIA's investment program proposed by the Sub-Adviser to the Adviser and to the Fund pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of SC-ASIA pursuant hereto, shall at all times be subject to any applicable directives of the Board of Directors of the Fund.

     5.  COMPLIANCE WITH APPLICABLE REQUIREMENTS

     In carrying out its obligations under this Agreement, the Sub-Adviser shall at all times conform to:

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          (a) all applicable provisions of the 1940 Act and any rules and regulations adopted thereunder, as amended;

          (b) the provisions of the Fund's Registration Statement on Form N-1A under the Securities Act of 1933 and the 1940 Act;

          (c) the provisions of the Fund's Articles of Incorporation, as amended from time to time;

          (d) the provisions of the Fund's Bylaws, as amended from time to time; and

          (e) any other applicable provisions of federal and state law.

     6. COMPENSATION

     As consideration for the services provided under this Agreement, the Adviser will pay the Sub-Adviser the compensation specified in Schedule A hereto.

     7.  EXPENSES

     The Sub-Adviser, at its own expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of SC-ASIA under the supervision of the Adviser and the Fund's Board of Directors.

     8. BOOKS AND RECORDS

     The Sub-Adviser will maintain and, at its own expense, make availiabe to U.S. and foreign regulatory authorities, all accounts, books and records with respect to SC-ASIA in connection with the Sub-Adviser's provision of services under this Agreement as are required of an investment adviser of a registered investment company pursuant to the 1940 Act and the Investment Advisers Act of 1940 ("the "Investment Advisers Act") and the rules thereunder.

     9.   SUPPLEMENTAL AND OTHER ARRANGEMENTS

     The Sub-Adviser may enter into arrangements with other persons affiliated with the Sub-Adviser to better enable it to fulfill its obligations under this Agreement.

     The services of the Sub-Adviser to SC-ASIA are not to be deemed to be exclusive, the Sub-Adviser and any person controlling, controlled by or under common control with the Sub-Adviser being free to render investment advisory and other services to any other person or entity.

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     10.  CONFLICTS OF INTEREST

     It is understood that directors, officers, agents and shareholders of the Fund are or may be interested persons of the Adviser or the Sub-Adviser within the meaning of Section 2(a)(19) of the 1940 Act; that directors, officers, agents and shareholders of the Adviser or the Sub-Adviser are or may be interested persons of the Fund; that the Adviser or the Sub-Adviser may be an interested person of the Fund within the meaning of Section 2(a)(19) of the 1940 Act; and that the existence of any such common interests shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Articles of Incorporation or Bylaws of the Fund, the Adviser and/or the Sub-Adviser, respectively, or by specific provision of applicable law.

     11.  REGULATION

     The Sub-Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

     12.  PROVISION OF CERTAIN INFORMATION BY SUB-ADVISER

     The Sub-Adviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

          (a) the Sub-Adviser fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

          (b) the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the trust; and

          (c) the directors, managing directors or officers of, or the advisory personnel employed by, the Sub-Adviser changes.

     13.  AMENDMENTS TO THE AGREEMENT

     This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Fund's Directors who are not interested persons of the Adviser or the Sub-Adviser within the meaning of
Section 2(a)(19) of the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval shall be effective with respect to SC-ASIA if a majority of the outstanding voting securities of SC-ASIA vote to approve the amendment.

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     14.  TERM

     This Agreement shall become effective at 12:01 a.m. on the date hereof and shall remain in force and effect, subject to Section 16 hereof, for two years from the date hereof.

     15.  RENEWAL

     Following the expiration of its initial two-year term, this Agreement shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually: (a) either (i) by the Fund's Board of Directors or (ii) by the vote of a majority of the outstanding voting securities of SC-ASIA within the meaning of Section 2(a)(42) of the 1940 Act; and (b) by the affirmative vote of a majority of the Directors who are not "interested persons" of the Adviser or the Sub-Adviser within the meaning of
Section 2(a)(19) of the 1940 Act, by votes cast in person at a meeting specifically called for such purpose.

     16.  TERMINATION

     This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Fund's Board of Directors or by vote of a majority of the outstanding voting securities of the Fund within the meaning of Section 2(a)(42) of the 1940 Act, on sixty (60) days' written notice to the Adviser and the Sub-Adviser. This Agreement may be terminated at any time, without the payment of any penalty, by the Adviser or the Sub-Adviser on sixty (60) days' written notice to the other party and to the Fund. The notice provided for herein may be waived by any person to whom such notice is required. This Agreement shall automatically terminate in the event of its assignment within the meaning of Section 2 (a) (4) of the 1940 Act.

     17.  LIABILITY OF SUB-ADVISER

     In the performance of its duties hereunder, the Sub-Adviser shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but the Sub-Adviser shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser or its officers, directors or employees, or reckless disregard by the Sub-Adviser of its duties under this Agreement.

     18.  NOTICES

     Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other parties hereto, it is agreed that the address of the Sub-Adviser and the Adviser shall be 11 South LaSalle Street, Chicago, Illinois 60603.

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     19.  QUESTIONS AND INTERPRETATION

     Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Illinois.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

Attest:                                         SECURITY CAPITAL GLOBAL CAPITAL
                                                MANAGEMENT GROUP INCORPORATED

                                                By:
-----------------------------                      -----------------------------
                                                   Title:

Attest:                                         SECURITY CAPITAL GLOBAL CAPITAL
                                                MANAGEMENT GROUP (ASIA)
                                                INCORPORATED


                                                By:
-----------------------------                      -----------------------------
                                                   Title:

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                                                                      SCHEDULE A


                                 COMPENSATION


     The compensation payable to the Sub-Adviser hereunder shall be the Sub-Adviser's costs, which include the items enumerated below, plus 10% mark-up, computed in the following manner:


                                   [TO COME]

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